Exhibit 4.1

NEITHER THIS SECURITY NOR THE SECURITIES INTO WHICH THIS SECURITY IS CONVERTIBLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN COMPLIANCE WITH APPLICABLE STATE SECURITIES LAWS OR BLUE SKY LAWS.  NOTWITHSTANDING THE FOREGOING, THIS SECURITY AND THE SECURITIES ISSUABLE UPON CONVERSION OF THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY SUCH SECURITIES.

Original Issue Date: February 24, 2010

Original Conversion Price (subject to adjustment herein): $0.35

$_________

CONVERTIBLE DEBENTURE

DUE August 24, 2011

THIS CONVERTIBLE DEBENTURE is one of a series of duly authorized and validly issued Convertible Debentures of International Isotopes Inc., a Texas corporation (the "Company"), designated as its Convertible Debenture, due August 24, 2011 (this debenture, the "Debenture" and collectively with the other such series of debentures, the "Debentures").

FOR VALUE RECEIVED, subject to Section 6 below, the Company promises to pay to [__________] or [his/her/its] registered assigns (the "Holder"), or shall have paid pursuant to the terms hereunder, the principal sum of $[_____________] by August 24, 2011, or such earlier date as this Debenture is required or permitted to be repaid as provided hereunder (the "Maturity Date"), and to pay interest to the Holder on the principal amount of this Debenture in accordance with the provisions hereof.  This Debenture is subject to the following additional provisions:

Section 1.

Definitions.  Capitalized terms used, but not defined herein, shall have the meanings given to such terms in the Purchase Agreement.  The following terms used in this Debenture shall have the following meanings:

"Actual Minimum" shall have the meaning set forth in Section 4(c).

"Alternate Consideration" shall have the meaning set forth in Section 5(b).

"Bankruptcy Event" means any of the following events: (a) the Company or any Significant Subsidiary (as such term is defined in Rule 1-02(w) of Regulation S-X) thereof commences a case or other proceeding under any bankruptcy, reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction relating to the Company or any Significant Subsidiary thereof; (b) there is commenced against the Company or any Significant Subsidiary thereof any such case or proceeding that is not dismissed within 60 days after commencement; (c) the Company or any Significant Subsidiary thereof is adjudicated insolvent or bankrupt or any order of relief or other order approving any such case or proceeding is entered; (d) the Company or any Significant Subsidiary thereof suffers any appointment of any custodian or the like for it or any substantial part of its property that is not discharged or stayed within 60 calendar days after such appointment; (e) the Company or any Significant Subsidiary thereof makes a general assignment for the benefit of creditors; (f) the Company or any Significant Subsidiary thereof calls a meeting of its creditors with a view to arranging a composition, adjustment or restructuring of its debts; or (g) the Company or any Significant Subsidiary thereof, by any act or failure to act, expressly indicates its consent to, approval of or acquiescence in any of the foregoing or takes any corporate or other action for the purpose of effecting any of the foregoing.

"Buy-In" shall have the meaning set forth in Section 4(d)(iii).

"Buy-In Price" shall have the meaning set forth in Section 4(d)(iii).

"Common Stock" means means the common stock of the Company, par value $0.01 per share and stock of any other class of securities into which such common stock may hereafter be reclassified or changed into.

"Conversion Date" shall have the meaning set forth in Section 4(a).

"Conversion Price" shall have the meaning set forth in Section 4(b).

"Conversion Shares" means, collectively, the shares of Common Stock or Other Equity Securities issuable upon conversion of this Debenture in accordance with the terms hereof.

"Equity Financing Transaction" has the meaning set forth in Section 4(a).

"Event of Default" shall have the meaning set forth in Section 7 ..

"Fundamental Transaction" shall have the meaning set forth in Section 5(b).

"Interest Charge" shall have the meaning set forth in Section 2(a).

"Issuable Maximum" shall have the meaning set forth in Section 4(c).

"Notice of Conversion" shall have the meaning set forth in Section 4(a).

"Original Issue Date" means the date of the first issuance of the Debentures, regardless of any transfers of any Debenture and regardless of the number of instruments which may be issued to evidence such Debentures.

"Other Equity Securities" has the meaning set forth in Section 4(a).

"Purchase Agreement" means the Securities Purchase Agreement among the Company and the original Holders, dated as of February __, 2010, as amended, modified or supplemented from time to time in accordance with its terms.

"Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

"Share Delivery Date" shall have the meaning set forth in Section 4(d).

Section 2.

Interest; Prepayment.

a)

Pay Interest in Kind. A fixed sum of interest equal to 6% of the principal amount of this Debenture (the "Interest Charge") shall accrue automatically upon the issuance of this Debenture.  The Interest Charge, or portion thereof in the event of a partial conversion of this Debenture, shall be added to the principal and converted in accordance with this Debenture.

b)

Prepayment.  The privilege to prepay all or any part of the principal amount of this Debenture in cash from time to time without penalty is hereby reserved to the Company, provided that any such principal prepayment shall be accompanied by a portion of the Interest Charge in the same proportion as the principal prepayment.

Section 3.

 Registration of Transfers and Exchanges.

a)

Investment Representations. This Debenture has been issued subject to certain investment representations of the original Holder set forth in the Purchase Agreement and may be transferred or exchanged only in compliance with the Purchase Agreement and applicable federal and state securities laws and regulations.

b)

Reliance on Debenture Register. Prior to due presentment for transfer to the Company of this Debenture, the Company and any agent of the Company may treat the Person in whose name this Debenture is duly registered on the Debenture Register of the Company as the owner hereof for the purpose of receiving payment as herein provided and for all other purposes, whether or not this Debenture is overdue, and neither the Company nor any such agent shall be affected by notice to the contrary.

Section 4.

  Conversion.

a)

Voluntary Conversion. At any time after the Original Issue Date until the Maturity Date, this Debenture shall be convertible, in whole or in part, at the option of the Holder, into shares of Common Stock, or any other class of equity securities issued by the Company ("Other Equity Securities") for financing purposes after the Original Issue Date (an "Equity Financing Transaction"), at any time and from time to time (subject to the conversion limitations set forth in Section 4(b) hereof).  The Holder shall effect conversions by delivering to the Company a Notice of Conversion, the form of which is attached hereto as Annex A (a "Notice of Conversion"), specifying therein the principal amount of this Debenture to be converted and the date on which such conversion shall be effected (a "Conversion Date").  If no Conversion Date is specified in a Notice of Conversion, the Conversion Date shall be the date that such Notice of Conversion is deemed delivered hereunder.  To effect conversions hereunder, the Holder shall not be required to physically surrender this Debenture to the Company unless the entire principal amount of this Debenture, plus all accrued and unpaid interest thereon, has been so converted. Conversions hereunder shall have the effect of lowering the outstanding principal amount of this Debenture in an amount equal to the applicable conversion.  The Holder and the Company shall maintain records showing the principal amount(s) converted and the date of such conversion(s).  The Company may deliver an objection to any Notice of Conversion within 1 Business Day of delivery of such Notice of Conversion.  In the event of any dispute or discrepancy, the records of the Company shall be controlling and determinative in the absence of manifest error.  The Holder, and any assignee by acceptance of this Debenture, acknowledge and agree that, by reason of the provisions of this paragraph, following conversion of a portion of this Debenture, the unpaid and unconverted principal amount of this Debenture may be less than the amount stated on the face hereof.

b)

Conversion Price.  Subject to adjustment as set forth below, the conversion price in effect on any Conversion Date shall be equal to: (i) $0.35, with respect to that portion of the Debenture converted into Common Stock at the election of the Holder pursuant to this Section 4, (ii) the lesser of $0.35 and the average Closing Price for the 120 consecutive Trading Days up to, but not including, the Maturity Date, with respect to that portion of the Debenture automatically converted into Common Stock pursuant to Section 6, and (iii) the per share subscription price of any Other Equity Securities as set forth in the definitive transaction documents for the applicable Equity Financing Transaction, with respect to that portion of the Debenture converted into Other Equity Securities, in each case, subject to adjustment herein (the "Conversion Price").

c)

Conversion Limitations.

i.

Holder’s Restriction on Conversion.

Notwithstanding anything to the contrary contained herein, the number of shares of Common Stock that may be acquired by the Holder upon any conversion of this Debenture (or otherwise in respect hereof) shall be limited to the extent necessary to insure that, following such conversion (or other issuance), the total number of shares of Common Stock then beneficially owned by such Holder and its Affiliates and any other Persons whose beneficial ownership of Common Stock would be aggregated with the Holder’s for purposes of Section 13(d) of the Exchange Act, does not exceed 9.999% of the total number of issued and outstanding shares of Common Stock (including for such purpose the shares of Common Stock issuable upon such conversion).  For such purposes, beneficial ownership shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder.  Each delivery of a Conversion Notice hereunder will constitute a representation by the Holder that it has evaluated the limitation set forth in this paragraph and determined that issuance of the full number of Conversion Shares requested in such Conversion Notice is permitted under this paragraph.  The Company’s obligation to issue shares of Common Stock in excess of the limitation referred to in this Section shall be suspended (and shall not terminate or expire notwithstanding any contrary provisions hereof) until such time, if any, as such shares of Common Stock may be issued in compliance with such limitation, but in no event later than the Maturity Date.

ii.

Trading Market Limitations.  Notwithstanding anything to the contrary contained herein, if the Trading Market is the New York Stock Exchange or any other market or exchange with similar applicable rules, then the maximum number of shares of Common Stock that the Company may issue pursuant to the Transaction Documents at an effective purchase price less than the Closing Price on the Trading Day immediately preceding the Closing Date equals 19.99% of the outstanding shares of Common Stock immediately preceding the Closing Date  (the "Issuable Maximum"), unless the Company obtains stockholder approval in accordance with the rules and regulations of such Trading Market.  If, at the time any Holder requests a conversion of any of the Debentures, the Actual Minimum (excluding any shares issued or issuable at an effective purchase price in excess of the Closing Price on the Trading Day immediately preceding the Closing Date) exceeds the Issuable Maximum (and if the Company has not previously obtained the required stockholder approval), then the Company shall issue to the Holder requesting such exercise a number of shares of Common Stock not exceeding such Holder’s pro rata portion of the Issuable Maximum (based on such Holder’s share (vis-à-vis other Holders) of the aggregate purchase price paid under the Purchase Agreement and taking into account any Conversion Shares previously issued to such Holder).  For the purposes hereof, "Actual Minimum" shall mean, as of any date, the maximum aggregate number of shares of Common Stock then issued or potentially issuable in the future pursuant to the Transaction Documents, including any Underlying Shares issuable upon conversion in full of all Debentures and exercise in full of all Warrants, without giving effect to (x) any limits on the number of shares of Common Stock that may be owned by a Holder at any one time, or (y) any additional Underlying Shares that could be issuable as a result of any future possible adjustments.

d)

Mechanics of Conversion.

iii.

Conversion Shares Issuable Upon Conversion of Principal Amount.  The number of Conversion Shares issuable upon a conversion hereunder shall be determined by the quotient obtained by dividing (A) the outstanding principal amount of this Debenture to be converted, plus the accrued interest thereon, by (B) the Conversion Price.

iv.

Delivery of Certificates Upon Conversion. Not later than three Trading Days after each Conversion Date (the "Share Delivery Date"), the Company shall deliver, or cause to be delivered, to the Holder a certificate or certificates representing the Conversion Shares, free of restrictive legends unless a registration statement covering the resale of the Conversion Shares and naming the Holder as a selling stockholder thereunder is not then effective and the Conversion Shares are not freely transferable without volume restrictions pursuant to Rule 144 under the Securities Act, representing the number of shares of Conversion being acquired upon the conversion of this Debenture.  The Holder, or any Person so designated by the Holder to receive the Conversion Shares, shall be deemed to have become holder of record of such Conversion Shares as of the Conversion Date.  The Company shall, upon request of the Holder, use its best efforts to deliver the Conversion Shares hereunder electronically through the Depository Trust Corporation or another established clearing corporation performing similar functions, if the Company is then a participant in any such system.

v.

Failure to Deliver Certificates.  In addition to any other rights available to a Holder, if the Company fails to deliver to the Holder a certificate representing Common Stock by the fifth Trading Day after the date on which delivery of such certificate representing the Conversion Shares is required by this Debenture, and if after such fifth Trading Day the Holder purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Holder of the Conversion Shares that the Holder anticipated receiving from the Company (a "Buy-In"), then the Company shall, within five Trading Days after the Holder’s request and in the Holder’s discretion, either (i) pay cash to the Holder in an amount equal to the Holder’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased (the "Buy-In Price"), at which point the Company’s obligation to deliver such certificate (and to issue such Common Stock) shall terminate, or (ii) promptly honor its obligation to deliver to the Holder a certificate or certificates representing such Common Stock and pay cash to the Holder in an amount equal to the excess (if any) of the Buy-In Price over the product of (A) such number of shares of Common Stock, times (B) the Closing Price on the date of the event giving rise to the Company’s obligation to deliver such certificate.

vi.

Obligation Absolute.  The Company’s obligations to issue and deliver the Conversion Shares upon conversion of this Debenture in accordance with the terms hereof are absolute and unconditional, irrespective of any action or inaction by the Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Holder or any other Person of any obligation to the Company or any violation or alleged violation of law by the Holder or any other Person, and irrespective of any other circumstance which might otherwise limit such obligation of the Company to the Holder in connection with the issuance of such Conversion Shares.  Nothing herein shall limit a Holder’s right to pursue actual damages or declare an Event of Default pursuant to Section 7 hereof for the Company’s failure to deliver Conversion Shares within the period specified herein and such Holder shall have the right to pursue all remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief.  The exercise of any such rights shall not prohibit the Holder from seeking to enforce damages pursuant to any other Section hereof or under applicable law.

vii.

Reservation of Shares Issuable Upon Conversion. The Company covenants that it will at all times reserve and keep available out of its authorized and unissued shares of Common Stock or, if applicable, Other Equity Securities, for the sole purpose of issuance upon conversion of this Debenture and payment of interest on this Debenture, each as herein provided, free from preemptive rights or any other actual contingent purchase rights of Persons other than the Holder (and the other holders of the Debentures), not less than such aggregate number of shares of the Common Stock as shall (subject to the terms and conditions set forth in the Purchase Agreement) be issuable (taking into account the adjustments and restrictions of Section 5) upon the conversion of the outstanding principal amount of this Debenture and payment of interest hereunder.  The Company covenants that all Conversion Share that shall be so issuable shall, upon issue, be duly authorized, validly issued, fully paid and nonassessable and, if the Registration Statement is then effective under the Securities Act, shall be registered for public sale in accordance with such Registration Statement.

viii.

Fractional Shares. The Company shall not be required to issue or cause to be issued fractional Conversion Shares on the conversion of this Debenture.  If any fraction of a Conversion Share would, except for the provisions of this Section, be issuable upon exercise of this Debenture, the number of Conversion Shares to be issued will be rounded up to the nearest whole share.

ix.

Transfer Taxes.  The issuance of certificates for Conversion Shares on conversion of this Debenture shall be made without charge to the Holder hereof for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such certificates, all of which taxes and expenses shall be paid by the Company, provided that the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such certificate upon conversion in a name other than that of the Holder of this Debenture so converted and the Company shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.  The Holder shall be responsible for all other tax liability that may arise as a result of holding or transferring this Debenture or receiving the Conversion Shares upon exercise hereof.

Section 5.

Certain Adjustments.

a)

Stock Dividends and Stock Splits.  If the Company, at any time while this Debenture is outstanding, (i) pays a stock dividend on its Common Stock or Other Equity Securities or otherwise makes a distribution on any class of capital stock that is payable in shares of Common Stock or Other Equity Securities, (ii) subdivides outstanding shares of Common Stock or Other Equity Securities into a larger number of shares, or (iii) combines outstanding shares of Common Stock or Other Equity Securities into a smaller number of shares, then in each such case the Conversion Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock or Other Equity Securities, as the case may be, outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock or Other Equity Securities, as the case may be, outstanding immediately after such event.  Any adjustment made pursuant to clause (i) of this paragraph shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution, and any adjustment pursuant to clause (ii) or (iii) of this paragraph shall become effective immediately after the effective date of such subdivision or combination.

b)

Fundamental Transaction. If, at any time while this Debenture is outstanding, (i) the Company effects any merger or consolidation of the Company with or into another Person, (ii) the Company effects any sale of all or substantially all of its assets in one or a series of related transactions, (iii) any tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Common Stock or Other Equity Securities are permitted to tender or exchange their shares for other securities, cash or property, or (iv) the Company effects any reclassification of the Common Stock or Other Equity Securities or any compulsory share exchange pursuant to which the Common Stock or Other Equity Securities is effectively converted into or exchanged for other securities, cash or property (other than as a result of a subdivision or combination of shares of Common Stock or Other Equity Securities covered by Section 5(a) above) (in any such case, a "Fundamental Transaction"), then the Holder shall have the right thereafter to receive, upon conversion of this Debenture, the same amount and kind of securities, cash or property as it would have been entitled to receive upon the occurrence of such Fundamental Transaction if it had been, immediately prior to such Fundamental Transaction, the holder of the number of Conversion Shares then issuable upon conversion in full of this Debenture (the "Alternate Consideration").  The aggregate Conversion Price for this Debenture will not be affected by any such Fundamental Transaction, but the Company shall apportion such aggregate Conversion Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration.  If holders of Common Stock or Other Equity Securities are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any conversion of this Debenture following such Fundamental Transaction.  At the Holder’s request, any successor to the Company or surviving entity in such Fundamental Transaction shall issue to the Holder a new debenture consistent with the foregoing provisions and evidencing the Holder’s right to purchase the Alternate Consideration for the aggregate Conversion Price upon exercise thereof.  The terms of any agreement pursuant to which a Fundamental Transaction is effected shall include terms requiring any such successor or surviving entity to comply with the provisions of this paragraph (c) and insuring that the Debenture (or any such replacement security) will be similarly adjusted upon any subsequent transaction analogous to a Fundamental Transaction.  If any Fundamental Transaction constitutes or results in a Change of Control, then at the request of the Holder delivered before the 90th day after such Fundamental Transaction, the Company (or any such successor or surviving entity) will purchase the Debeture from the Holder for a purchase price, payable in cash within five (5) Trading Days after such request (or, if later, on the effective date of the Fundamental Transaction), equal to the Black-Scholes value of the remaining unconverted portion of this Debenture on the date of such request.

c)

Calculations.  All calculations under this Section 5 shall be made to the nearest cent or the nearest 1/100th of a share, as applicable.  The number of shares of equity securities outstanding at any given time shall not include shares owned or held by or for the account of the Company, and the disposition of any such shares shall be considered an issue or sale of equity securities.

d)

Notice to the Holder.

i.

Adjustment to Conversion Price.  Upon the occurrence of each adjustment pursuant to this Section 5, the Company at its expense will promptly compute such adjustment in accordance with the terms of this Debenture and prepare a certificate setting forth such adjustment, including a statement of the adjusted Conversion Price and adjusted number or type of Conversion Shares or other securities issuable upon conversion of this Debenture (as applicable), describing the transactions giving rise to such adjustments and showing in detail the facts upon which such adjustment is based.  Upon written request, the Company will promptly deliver a copy of each such certificate to the Holder and to the Company’s Transfer Agent.

ii.

Notice to Allow Conversion by Holder.  If the Company (i) declares a dividend or any other distribution of cash, securities or other property in respect of its Common Stock or Other Equity Securities, including without limitation any granting of rights or warrants to subscribe for or purchase any capital stock of the Company or any Subsidiary, (ii) authorizes or approves, enters into any agreement contemplating or solicits stockholder approval for any Fundamental Transaction, or (iii) authorizes the voluntary dissolution, liquidation or winding up of the affairs of the Company, then the Company shall deliver to the Holder a notice describing the material terms and conditions of such transaction, at least fourteen (14) calendar days prior to the applicable record or effective date on which a Person would need to hold Common Stock or Other Equity Securities in order to participate in or vote with respect to such transaction, and the Company will take all steps reasonably necessary in order to insure that the Holder is given the practical opportunity to convert this Debenture prior to such time so as to participate in or vote with respect to such transaction; provided, however, that the failure to deliver such notice or any defect therein shall not affect the validity of the corporate action required to be described in such notice.

Section 6.

Automatic Conversion at Maturity.

a)

Automatic Conversion.  Effective upon the Maturity Date, all of the then outstanding principal amount of this Debenture plus accrued but unpaid interest, shall be converted into Common Stock in accordance with Section 4; provided, that, notwithstanding anything in Section 4 to the contrary, (i) the "Conversion Date" for purposes of Section 4 shall be the Maturity Date; and (ii) the conversion limitations set forth in Section 4(c) shall not apply.

b)

Issuance of Class H Warrants.  In the event that this Debenture is outstanding as of the Maturity Date and automatically converted pursuant to Section 6(a), then the Company shall issue to Holder a warrant, in the form attached hereto as Exhibit A, to purchase the number of shares of Common Stock equal to one half of the number of shares of Common Stock issued upon Conversion of this Debenture pursuant to Section 6(a), at per share exercise price equal to the lower of (i) $.60 and (ii) 120% of the average Closing Price for the 120 consecutive Trading Days up to, but not including, the Maturity Date.

Section 7.

Events of Default.

a)

"Event of Default" means, wherever used herein, any of the following events (whatever the reason for such event and whether such event shall be voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court, or any order, rule or regulation of any administrative or governmental body):

i.

the Company shall fail to observe or perform any covenant or agreement contained in the Debentures (other than a breach by the Company of its obligations to deliver Conversion Shares to the Holder upon conversion, which breach is addressed in clause (vii) below) which failure is not cured, if possible to cure, within the earlier to occur of (A) 5 Trading Days after notice of such failure sent by the Holder or by any other Holder and (B) 10 Trading Days after the Company has become or should have become aware of such failure;

ii.

a default or event of default (subject to any grace or cure period provided in the applicable agreement, document or instrument or any unanimous waiver thereof) shall occur under (A) any of the Transaction Documents or (B) any other material agreement, lease, document or instrument to which the Company or any Subsidiary is obligated (and not covered by clause (v) below)m and which default or event of default could reasonably be expected to have a Material Adverse Effect on the Company;

iii.

any representation or warranty made in this Debenture, any other Transaction Documents, any written statement pursuant hereto or thereto or any other report, financial statement or certificate made or delivered to the Holder or any other Holder shall be untrue or incorrect in any material respect as of the date when made or deemed made;

iv.

the Company or any Significant Subsidiary shall be subject to a Bankruptcy Event;

v.

the Company or any Subsidiary shall default on any of its obligations under any mortgage, credit agreement or other facility, indenture agreement, factoring agreement or other instrument under which there may be issued, or by which there may be secured or evidenced, any indebtedness for borrowed money or money due under any long term leasing or factoring arrangement that (a) involves an obligation greater than $500,000, whether such indebtedness now exists or shall hereafter be created, (b) is not unanimously waived and results in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise become due and payable;

vi.

the Common Stock shall not be eligible for listing or quotation for trading on a Trading Market and shall not be eligible to resume listing or quotation for trading thereon within five Trading Days;

vii.

the Company shall fail for any reason to deliver certificates to a Holder prior to the tenth Trading Day after a Conversion Date pursuant to Section 4(d) or the Company shall provide at any time notice to the Holder, including by way of public announcement, of the Company’s intention to not honor requests for conversions of any Debentures in accordance with the terms hereof;

viii.

any monetary judgment, writ or similar final process shall be entered or filed against the Company, any Subsidiary or any of their respective property or other assets for more than $250,000, and such judgment, writ or similar final process shall remain unvacated, unbonded or unstayed for a period of 45 calendar days.

b)

Remedies Upon Event of Default. If any Event of Default occurs, this Debenture shall, at the Holder's election, be accelerated such that the Maturity Date shall be the effective date of the Event of Default (subject to any right to cure such default as set forth herein) and the automatic conversion provisions of Section 6 shall apply.  Upon the payment in full or the delivery of certificates representing the Conversion Shares and Warrant pursuant to this Section 7(b), the Holder shall promptly surrender this Debenture to or as directed by the Company.  In connection with such acceleration described herein, the Holder need not provide, and the Company hereby waives, any presentment, demand, protest or other notice of any kind, and the Holder may immediately and without expiration of any grace period enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law.  Such acceleration may be rescinded and annulled by Holder at any time prior to payment hereunder and the Holder shall have all rights as a holder of the Debenture until such time, if any, as the Holder receives full payment or the certificates representing the Conversion Shares and Warrant pursuant to this Section 7(b).  No such rescission or annulment shall affect any subsequent Event of Default or impair any right consequent thereon.

Section 8.

Miscellaneous.

a)

Notices.  Any and all notices or other communications or deliveries hereunder (including without limitation any Exercise Notice) shall be in writing and shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in the Purchase Agreement prior to 6:30 p.m. (New York City time) on a Trading Day, (ii) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in the Purchase Agreement on a day that is not a Trading Day or later than 6:30 p.m. (New York City time) on any Trading Day, (iii) the Trading Day following the date of mailing, if sent by nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given.  The address for such notices or communications shall be as set forth in the Purchase Agreement.

b)

Absolute Obligation. Except as expressly provided herein, no provision of this Debenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and accrued interest on this Debenture at the time, place, and rate, and in the coin or currency, herein prescribed.  This Debenture is a direct debt obligation of the Company.  This Debenture ranks pari passu with all other Debentures now or hereafter issued under the terms set forth herein.

c)

Lost or Mutilated Debenture.  If this Debenture shall be mutilated, lost, stolen or destroyed, the Company shall execute and deliver, in exchange and substitution for and upon cancellation of a mutilated Debenture, or in lieu of or in substitution for a lost, stolen or destroyed Debenture, a new Debenture for the principal amount of this Debenture so mutilated, lost, stolen or destroyed, but only upon receipt of evidence of such loss, theft or destruction of such Debenture, and of the ownership hereof, reasonably satisfactory to the Company.

d)

GOVERNING LAW; VENUE; WAIVER OF JURY TRIAL.  ALL QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY, ENFORCEMENT AND INTERPRETATION OF THIS DEBENTURE SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.  EACH PARTY HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS SITTING IN IDAHO FALLS, IDAHO, FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR WITH ANY TRANSACTION CONTEMPLATED HEREBY OR DISCUSSED HEREIN (INCLUDING WITH RESPECT TO THE ENFORCEMENT OF ANY OF THE TRANSACTION DOCUMENTS), AND HEREBY IRREVOCABLY WAIVES, AND AGREES NOT TO ASSERT IN ANY SUIT, ACTION OR PROCEEDING, ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF ANY SUCH COURT, THAT SUCH SUIT, ACTION OR PROCEEDING IS IMPROPER.  EACH PARTY HEREBY IRREVOCABLY WAIVES PERSONAL SERVICE OF PROCESS AND CONSENTS TO PROCESS BEING SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING BY MAILING A COPY THEREOF VIA REGISTERED OR CERTIFIED MAIL OR OVERNIGHT DELIVERY (WITH EVIDENCE OF DELIVERY) TO SUCH PARTY AT THE ADDRESS IN EFFECT FOR NOTICES TO IT UNDER THIS AGREEMENT AND AGREES THAT SUCH SERVICE SHALL CONSTITUTE GOOD AND SUFFICIENT SERVICE OF PROCESS AND NOTICE THEREOF.  NOTHING CONTAINED HEREIN SHALL BE DEEMED TO LIMIT IN ANY WAY ANY RIGHT TO SERVE PROCESS IN ANY MANNER PERMITTED BY LAW.  THE COMPANY HEREBY WAIVES ALL RIGHTS TO A TRIAL BY JURY.

e)

Waiver.  Any waiver by the Company or the Holder of a breach of any provision of this Debenture shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Debenture.  The failure of the Company or the Holder to insist upon strict adherence to any term of this Debenture on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Debenture.  Any waiver by the Company or the Holder must be in writing.

f)

Severability.  (e)

In case any one or more of the provisions of this Debenture shall be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Debenture shall not in any way be affected or impaired thereby and the parties will attempt in good faith to agree upon a valid and enforceable provision which shall be a commercially reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Warrant.

g)

Next Business Day.  Whenever any payment or other obligation hereunder shall be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day.

h)

Headings.  The headings contained herein are for convenience only, do not constitute a part of this Debenture and shall not be deemed to limit or affect any of the provisions hereof.

i)

Assumption.  Any successor to the Company or any surviving entity in a Fundamental Transaction shall (i) assume, prior to such Fundamental Transaction, all of the obligations of the Company under this Debenture and the other Transaction Documents pursuant to written agreements in form and substance satisfactory to the Holder (such approval not to be unreasonably withheld or delayed) and (ii) issue to the Holder a new debenture of such successor entity evidenced by a written instrument substantially similar in form and substance to this Debenture, including, without limitation, having a principal amount and interest rate equal to the principal amount and the interest rate of this Debenture and having similar ranking to this Debenture, which shall be satisfactory to the Holder (any such approval not to be unreasonably withheld or delayed).  The provisions of this Section 8(i) shall apply similarly and equally to successive Fundamental Transactions and shall be applied without regard to any limitations of this Debenture.

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IN WITNESS WHEREOF, the Company has caused this Debenture to be duly executed by a duly authorized officer as of the date first above indicated.

INTERNATIONAL ISOTOPES INC.
By:__________________________________________ Name: _____________ Title: ______________

ANNEX A

NOTICE OF CONVERSION

The undersigned hereby elects to convert principal and interest under the Convertible Debenture of International Isotopes Inc., a Texas corporation (the "Company"), due on August 24, 2011, into shares of common stock, par value $0.01 per share (the "Common Stock") of the Company, or such other equity securities of the Company as indicated below, according to the conditions hereof, as of the date written below.  If shares are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates and opinions as reasonably requested by the Company in accordance therewith.  No fee will be charged to the holder for any conversion, except for such transfer taxes, if any.

By the delivery of this Notice of Conversion the undersigned represents and warrants to the Company that its ownership of the Common Stock does not exceed the amounts determined in accordance with Section 13(d) of the Exchange Act, specified under Section 4 of this Debenture.

The undersigned agrees to comply with the prospectus delivery requirements under the applicable securities laws in connection with any transfer of the aforesaid shares.

Conversion calculations:

Date to Effect Conversion:

Principal Amount of Debenture to be Converted:

Number of shares of Common Stock or other equity securities to be issued (specify type of equity securities):

Signature:

Name:

Address:

EXHIBIT A

Form of Warrant

(see attached)